                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ALASKA AIR GROUP, INC.

                                 ARTICLE 1. NAME

         The name of this corporation is Alaska Air Group, Inc.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the initial registered office of this corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE 4. SHARES

         4.1 Authorized Capital. The total number of shares of all classes of stock which this corporation shall have authority to issue is 35,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $1.00 per share and 30,000,000 shares shall be common stock having a par value of $1.00 per share.

         4.2 Issuance of Preferred Stock in Series. The Board of Directors of this corporation (the "Board of Directors") is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series, including, but not limited to, dividend rates, conversion rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of this Certificate of Incorporation or of any amendment hereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

         4.3 Dividends. Subject to any preferential rights granted for any series of preferred stock, the holders of shares of the common stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at such rates and at such times as may be determined by the Board of Directors. The holders of shares of the preferred stock shall be entitled to receive dividends to the extent determined by the Board of Directors in designating the particular series of preferred stock.

                                        Restated Certificate of Incorporation of
                                                          Alaska Air Group, Inc.
                                                                          Page 2

         4.4 Voting. The holders of shares of the common stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series. To the extent provided in a resolution of the Board of Directors authorizing the issue of a series of preferred stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series.

                             ARTICLE 5. INCORPORATOR

         The name and mailing address of the incorporator is:

                                         Jan David Blais
                                         19300 Pacific Highway South
                                         Seattle, Washington  98188

                              ARTICLE 6. DIRECTORS

         The Board of Directors shall be composed of no less than nine and no more than fifteen Directors, the specific number to be set by resolution of the Board of Directors; provided, that the Board of Directors may be less than nine until vacancies are filled. The Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible. The term of office of each class shall initially be as follows:

              Class                 Term
              -----                 ----
              Class 1               Until the 1986 annual meeting of stockholders
              Class 2               Until the 1987 annual meeting of stockholders
              Class 3               Until the 1988 annual meeting of stockholders

Subsequent to the expiration of the initial term, a Director's term shall be three years, and each Director shall serve for the term for which he was elected or until his successor shall have been elected and qualified, whichever is later, or until his death, resignation or removal from office.

                      ARTICLE 7. INITIAL BOARD OF DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names, mailing addresses and classifications of the persons who are to serve as Directors until the annual meeting of stockholders at which their term expires or until their successors are elected and qualify are:

     Name                                      Mailing Address                                     Class
     ----                                      ---------------                                     -----
     William H. Clapp                          19300 Pacific Highway South                              1
                                               Seattle, Washington 98188

                                        Restated Certificate of Incorporation of
                                                          Alaska Air Group, Inc.
                                                                          Page 3



     Charles Q. Conway                         19300 Pacific Highway South                              1
     Seattle, Washington 98188

     Ronald F. Cosgrave                        19300 Pacific Highway South                              1
                                               Seattle, Washington 98188

     Richard A. Wien                           19300 Pacific Highway South                              2
                                               Seattle, Washington 98188

     Byron I. Mallott                          19300 Pacific Highway South                              2
                                               Seattle, Washington 98188

     Robert L. Parker, Jr.                     19300 Pacific Highway South                              2
                                               Seattle, Washington 98188

     Bruce R. Kennedy                          19300 Pacific Highway South                              3
                                               Seattle, Washington 98188

     O. F. Benecke                             19300 Pacific Highway South                              3
                                               Seattle, Washington 98188

     Mary Jane Fate                            19300 Pacific Highway South                              3
                                               Seattle, Washington 98188

                                ARTICLE 8. BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, at a duly called meeting or by written consent in accordance with Article 9, subject to the power of the stockholders to adopt, amend or repeal such Bylaws, and, to the extent, if any, provided by resolution of the Board of Directors providing for the issue of a series of preferred stock, by the affirmative vote of the holders of not less than a majority of the outstanding shares of each such series entitled to vote thereon.

               ARTICLE 9. ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by all stockholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE 10. SPECIAL VOTING

         If this corporation has a "controlling stockholder", the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock shall be required for this corporation to (a) consolidate with, or merge with any other corporation, (b) convey to any corporation or other person or otherwise dispose of all or substantially all of its assets, or (c) dispose of by any means all of substantially all of the stock or assets of any major subsidiary. For purposes of this Article, a controlling stockholder is a person who, including associates of such person, is the

                                        Restated Certificate of Incorporation of
                                                          Alaska Air Group, Inc.
                                                                          Page 4



beneficial owner of more than 15% of the voting power of this corporation. This voting requirement shall not be applicable if 80% of the disinterested members (not representing or being associated with the controlling stockholder) of this corporation's full Board of Directors have voted in favor of the proposed consolidation, merger, conveyance, or disposition.

         If there is a controlling stockholder, this Article 10 can be amended only by the affirmative vote of 80% of the voting power of this corporation. Any determination made by the Board of Directors, on the basis of information at the time available to it, as to whether any person is an associate of a controlling stockholder, shall be conclusive and binding for all purposes of this Article 10.

         The Board of Directors, when evaluating any offer of another party to
(a) make a tender or exchange offer for any equity security of this corporation,
(b) merge or consolidate this corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers and other constituents of this corporation.

                                        Restated Certificate of Incorporation of
                                                          Alaska Air Group, Inc.
                                                                          Page 5



                  ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the corporation shall not be liable to the corporation or it's stockholders for monetary damages for conduct as a Director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

         Terms of the masculine gender used for convenience in this Certificate of Incorporation should be understood in the feminine gender where appropriate.

         I, Jan David Blais, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 15th day of March, 1985.

                                         Jan David Blais, Incorporator
                                         ---------------------------------------
                                         Jan David Blais, Incorporator


         IN WITNESS WHEREOF, said Alaska Air Group, Inc. has caused this certificate to be signed by its Chairman, Chief Executive Officer and President, and attested by its Secretary this 29th day of June, 1987.

                                       Alaska Air Group, Inc.

                                       By         /S/
                                          --------------------------------------
                                          Bruce R. Kennedy
                                          Chairman, Chief Executive
                                          Officer and President

ATTEST:

By        /S/
   -----------------------------
   Marjorie E. Laws, Secretary

                                                                       Exhibit 1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ALASKA AIR GROUP, INC.

         ALASKA AIR GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         That at a meeting of the Board of Directors of Alaska Air Group, Inc., a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Section 4.1 of Article IV of the Company's Certificate of Incorporation be, and hereby is, amended to read as follows, effective upon approval by the stockholders of the corporation and upon filing and recording pursuant to the laws of the state of
         Delaware:

                  "The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $1 per share and 100,000,000 shares shall be common stock having a par value of $1 per share."

         That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on May 18, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware.

         IN WITNESS WHEREOF, said Alaska Air Group, Inc. has caused this certificate to be signed by Keith Loveless, its Corporate Secretary and Associate General Counsel, this 19th day of May, 1999.



                                        Alaska Air Group, Inc.

                                        BY        /S/
                                           -------------------------------------
                                           Keith Loveless
                                           Corporate Secretary and
                                             Associate General Counsel